STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT dated June 21, 2002, by and among Bogen Communications International, Inc., a Delaware corporation (the "Company") having a business address at 50 Spring St., Ramsey, New Jersey 07446 and York Select Unit Trust, York Investment Limited, York Capital Management, L.P., Lyxor/York Fund Limited and Rossburn (International) Co-Tenancy (the "Sellers").

         The Company and the Sellers, each in consideration that the others join herein, hereby act and agree as follows:

         1. Purchase and Sale of Common Stock. Upon the terms and conditions set forth below, each Seller hereby sells and transfers to the Company, and the Company hereby purchases from such Seller, the number of shares (the "Shares") of common stock, par value $0.001 per share, of the Company (the "Common Stock") set opposite such Seller's name in Exhibit A hereto.

         2. Purchase Price. The purchase price for the Shares to be purchased by the Company from each Seller hereunder shall be $4.00 per share, or a total of $3,887,804 for all of the Shares held by the Sellers.

         3. Delivery. Each Seller delivers herewith to the Company, and the Company hereby acknowledges receipt of, the certificate(s) representing such Seller's Shares duly endorsed in blank for transfer (or accompanied by stock transfer powers duly executed in blank) with signature guaranteed by a national banking association or member firm of a national securities exchange.

         4. Payment of the Purchase Price. The Company herewith delivers to each Seller, and such Seller hereby acknowledges receipt of, a Company check in an amount equal to the total purchase price for all of such Seller's Shares as provided in paragraph 2 of this Agreement.

         5. Representations and Warranties by Sellers. As a material inducement to the Company entering into this Agreement, each Seller hereby represents, warrants and agrees (a) that such Seller has good and marketable title to the Shares sold and transferred by such Seller to the Company hereunder, free and clear of all restrictions, encumbrances, lien, rights, title or interest of others; (b) that such Seller owns no other shares of the capital stock of the Company, or interests therein, or securities convertible into any such Shares, nor any warrants, options or other rights to purchase or otherwise to acquire any such Shares or securities; and (c) that such Seller is fully familiar with the financial condition, business, affairs and prospects of the Company, including, without limitation, the expected tender offer by the Company for up to 2,500,000 shares of Common Stock at a price of $4.00 per share, has made all such investigation thereof as such Seller deems appropriate and is desirous of no further information in regard thereto.

         6. Survival. The representations, warranties and agreements of the Sellers in paragraph 5 shall survive the consummation of this Agreement.


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         7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8. Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware.

         EXECUTED on the date set forth at the outset of this Agreement.


                                       BOGEN COMMUNICATIONS INTERNATIONAL, INC.


                                       By:  __________________________
                                            Jonathan Guss
                                            Chief Executive Officer


                                       YORK SELECT UNIT TRUST
                                       By:  York Select Offshore Holdings, LLC,
                                            its Investment Manager


                                       By:  ___________________________
                                            James G. Dinan
                                            Senior Managing Member


                                       YORK INVESTMENT LIMITED
                                       By:  York Offshore Holdings, Limited,
                                            its Investment Manager


                                       By:  ___________________________
                                            James G. Dinan
                                            Director


                                       YORK CAPITAL MANAGEMENT, L.P.
                                       By:  Dinan Management, L.L.C.,
                                            its General Partner


                                       By:  ___________________________
                                            James G. Dinan
                                            Senior Managing Member


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


                                       LYXOR/YORK FUND LIMITED
                                       By:  JGD Management Corp,
                                            its Investment Manager


                                       By:  ___________________________
                                            James G. Dinan
                                            President


                                       ROSSBURN (INTERNATIONAL) CO-TENANCY
                                       By:  JGD Management Corp,
                                            its Investment Manager


                                       By:  ___________________________
                                            James G. Dinan
                                            President



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                                    EXHIBIT A

Name                                                           Number of Shares
----                                                           ----------------

York Select Unit Trust                                                   16,492

York Investment Limited                                                 592,612

York Capital Management, L.P.                                           344,015

Lyxor/York Fund Limited                                                   4,332

Rossburn (International) Co-Tenancy                                      14,500






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